Exhibit 10.5
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of this 1st day of March, 2017, by and between STATION CASINOS LLC, a Nevada limited liability company (the “Company”), and Joseph J. Hasson (the “Employee”).

WHEREAS, Station Casinos LLC and the Employee are parties to an Employment Agreement dated June 21, 2012 (the “Former Agreement”); and
WHEREAS, the Employee has agreed to continue his employment with the Company on the terms and conditions set forth herein; and
WHEREAS, the parties desire to replace the Former Agreement in its entirety with this Agreement, and the Former Agreement shall no longer be of any force or effect.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Employee agree as follows:

1.DEFINITIONS. In addition to certain terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the following meanings:

1.1    "Affiliate" shall mean any Person controlling, controlled by or under common control with the Company.

1.2    "Base Salary" shall mean the salary provided for in Section 3.1 of this Agreement.

1.3    "Cause" shall mean the Employee’s:

(a)    commission of a “serious crime” (for the purposes of this Agreement, a “serious crime” is a crime that the Company believes could prohibit the Employee from obtaining or maintaining any work card, license, or finding of suitability necessary for the Employee to perform the duties described herein or assigned to him);

(b)    gross negligence or gross misconduct in the carrying out of his duties under this Agreement;

(c)    chronic alcohol or drug abuse;

	Employee's Initials:	JH
	Company's Initials:	RJH

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(d)    failure to cooperate with requests for information requested by the Company’s Compliance Committee, and/or failure to fully disclose information relating thereto; or

(e)    conduct that causes damage to the reputation of the Company.

1.4    "Competing Business" shall mean any Person engaged in (or proposing to engage in) gaming and/or hotel activities (including, without limitation, gaming operators, gaming manufacturers, and gaming suppliers) that directly or through an affiliate or subsidiary conducts (or proposes to conduct) its business within the Restricted Area.

1.5    "Confidential Information" shall mean all nonpublic information respecting the business of the Company or any Affiliate, including, without limitation, its products, programs, projects, promotions, marketing, business plans or practices, business operations, employees, research and development, intellectual property, accounting, and financing. Confidential Information also includes information concerning the Company’s or any Affiliate’s customers such as their identity, address, preferences, playing patterns, and ratings or any other information kept by the Company or any Affiliate concerning its customers whether or not such information has been reduced to documentary form. Confidential Information does not include information that has been disclosed to the public unless such disclosure occurs through an unauthorized act on the part of the Employee, nor does it include information that may be disclosed by legal right.

1.6    “Disability” shall mean a physical or mental incapacity that prevents the Employee from performing the essential functions of his position with the Company for a period of ninety (90) days as determined (a) in accordance with any long-term disability plan provided by the Company of which the Employee is a member, or (b) by the following procedure: The Employee agrees to submit to medical examinations by a licensed healthcare professional selected by the Company, in its sole discretion, to determine whether a Disability exists. In addition, the Employee may submit to the Company documentation of a Disability, or lack thereof, from a licensed healthcare professional of his choice. Following a determination of a Disability or lack of Disability by the Company’s or the Employee’s licensed healthcare professional, the other party may submit subsequent documentation relating to the existence of a Disability from a licensed healthcare professional selected by such other party. In the event that the medical opinions of such licensed healthcare professionals conflict, such licensed healthcare professionals shall appoint a third licensed healthcare professional to examine the Employee, and the opinion of such third licensed healthcare professional shall be dispositive.

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1.7    “Duties” shall have the meaning set forth in Section 2.3
hereof.

1.8    “Person” shall mean any individual, firm, partnership, association, trust, company, corporation or other entity.

1.9    “Restricted Area” shall mean (a) the City of Las Vegas, Nevada, and the area within a thirty (30) mile radius of that city (as measured from the intersection of Charleston Boulevard and Las Vegas Boulevard South) and (b) any area in or within a thirty (30) mile radius of any other jurisdiction in which the Company or any of its Affiliates is directly or indirectly engaged in the development, ownership, operation or management of any gaming and/or hotel activities or is actively pursuing any such activities.

1.10    “Restriction Period” shall mean either (a) any period after the termination of the Term of Employment during which the Employee is entitled to continued payments of Base Salary pursuant to Section 5.4(a) hereof, or (b) (i) if this Agreement expires, (ii) the Employee voluntarily terminates this Agreement, or (iii) the Employee is terminated by the Company for Cause, then a period of twelve (12) months following expiration or termination of the Term of Employment; provided, however, that if the expiration of this Agreement is based upon the Company’s election not to extend the Term of Employment pursuant to Section 2.2 hereof, the Restriction Period shall not apply.

1.11    “Term of Employment” shall mean the period specified in Section 2.2 hereof.

2.    TERM OF EMPLOYMENT, POSITION AND DUTIES.

2.1    Employment Accepted. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, for the Term of Employment, in the position and with the duties and responsibilities set forth in Section 2.3 hereof, and upon such other terms and conditions as are stated in this Agreement.

2.2    Term of Employment. The initial Term of Employment of the Employee shall commence upon the date of this Agreement and, unless earlier terminated pursuant to Section 5 hereof, shall terminate upon the close of business on the day immediately preceding the fifth anniversary of the date of this Agreement; provided that such initial term shall automatically be extended thereafter for successive one (1) year periods if neither party has advised the other party in writing at least thirty (30) days prior to the end of the then current Term of Employment, that such Term of Employment shall not be extended for

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an additional one (1) year period. If the Term of Employment is terminated on any date pursuant to Section 5 hereof, the same day shall be the last day of the Term of Employment.

2.3    Position and Duties. During the Term of Employment, the Employee shall be employed as Senior Vice President of Operations for the Company, or in such other capacity as the Company may direct, and shall have such duties and responsibilities as the Company may direct from time to time (the “Duties”). During the Term of Employment, the Employee shall devote his full time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and its Affiliates. The Employee shall perform the Duties in the place or at the location where directed by the Company. The Employee further agrees to perform, without additional compensation, such Duties for any Affiliate as the Company may designate.

3.    COMPENSATION.

3.1    Base Salary. During the Term of Employment, the Employee shall be entitled to receive a base salary (the “Base Salary”) payable no less frequently than in equal semi-monthly installments at an annualized rate of not less than $500,000.00. The Base Salary will be reviewed annually by the Company and may be increased from time to time by the Company in its sole discretion.

3.2    Annual Discretionary Bonus. The Employee shall be eligible to participate in the Company’s discretionary bonus plan, pursuant to which the Employee’s target bonus shall be equal to one hundred percent (100%) of his Base Salary, with the actual bonus amount to be based on (a) achievement of mutually agreed upon goals and objectives and (b) overall performance of the Company.

4.    BENEFIT PROGRAMS, EXPENSE REIMBURSEMENT AND PERQUISITIES.

4.1    Welfare Benefit Plans. During the Term of Employment, the Employee shall be entitled to participate in all employee benefit plans and programs made available to the Company’s salaried employees generally.

4.2    Expense Reimbursement. During the Term of Employment, the Employee shall be entitled to receive reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in performing the Duties hereunder, subject to providing the proper documentation of such expenses.

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4.3    Relocation. The Company shall pay the Employee’s actual relocation expenses in connection with the Employee’s move from California, including, without limitation, packing, transporting and unpacking services, in accordance with the terms and conditions of the Company’s relocation policy at the same levels provided to similarly situated executives. In the alternative, at the Employee’s election, the Employee will obtain a minimum of three (3) bids in connection with such relocation. The Company agrees to reimburse the Employee in an amount equal to the lowest bid within thirty (30) days following the Employee’s submission of appropriate documentation. In addition, the Company shall reimburse the Employee for selling expenses and realtors’ sales commissions associated with the sale of residential real estate pertaining to the Employee’s California residence. The Employee agrees to repay all such relocation costs and expenses set forth above (within thirty (30) days after his last day with the Company) in the event that the Employee voluntarily terminates his employment with the Company prior to the first anniversary of the Commencement Date. The Employee agrees and acknowledges that he shall be responsible for any and all tax consequences relating to the reimbursement of such relocation costs and expenses by the Company.
4.4    Vacation. During the Term of Employment, the Employee shall be entitled to vacation of four (4) weeks per year.
5.    TERMINATION OF EMPLOYMENT.

5.1    Termination Due to Death or Disability. The Employee’s employment shall be terminated immediately in the event of his death or Disability. In the event of a termination due to the Employee’s death or Disability, the Employee or his legal estate, as the case may be, shall be entitled to receive, in lieu of any other compensation whatsoever:

(a)    Base Salary at the rate in effect at the time of his termination through the date of termination;

(b)    any annual bonus awarded but not yet paid;

(c)    reimbursement of expenses incurred, but not paid, prior to such termination of employment; and

(d)    such rights to other benefits as may be provided in the applicable plans and programs of the Company, including, without limitation, applicable employee benefit plans and programs, according to the terms and conditions of such plans and programs.

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5.2    Termination by the Company for Cause. The Company may terminate the Employee's employment for Cause at any time during the Term of Employment by giving written notice to the Employee. In the event of a termination for Cause, the Employee shall be entitled to receive, in lieu of any other compensation whatsoever:

(a)    Base Salary at the rate in effect at the time of his termination through the date of termination of employment;

(b)    any annual bonus awarded but not yet paid;

(c)    reimbursement for expenses incurred, but not paid, prior to such termination of employment; and

(d)    such rights to other benefits as may be provided in the applicable plans and programs of the Company, including, without limitation, applicable employee benefit plans and programs, according to the terms and conditions of such plans and programs.

5.3    Termination by the Employee. The Employee may terminate his employment on his own initiative for any reason upon thirty (30) days prior written notice to the Company. Such termination shall have the same consequences as a termination for Cause under Section 5.2 above.

5.4    Termination by the Company Without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate the Employee's employment without Cause, other than due to death or Disability, at any time during the Term of Employment by giving written notice to the Employee. In the event the Company terminates the Employee’s employment without Cause, the Employee shall be entitled to receive, in lieu of any other compensation whatsoever:

(a)    Base Salary at the rate in effect at the time of his termination for a period of twelve (12) months following the date of termination of employment, and the Employee shall be subject to, among other things, the Restrictive Covenants contained in Section 8 hereof during such period;

(b)    any annual bonus awarded but not yet paid;

(c)    reimbursement for expenses incurred, but not paid, prior to such termination of employment;

(d)    reimbursement for actual costs incurred in maintaining COBRA coverage for the Employee and his authorized dependents,

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at the Company’s expense, for that period specified by the Company pursuant to Section 5.4(a) above; and

(e)    such rights to other benefits as may be provided in the applicable plans and programs of the Company, including, without limitation, applicable employee benefit plans and programs, according to the terms and conditions of such plans and programs.

5.5    Termination Due to Expiration of Term of Employment. If either party elects not to extend the initial Term of Employment, the Employee shall not be entitled to any additional compensation after the expiration thereof, but such termination of employment shall not otherwise affect accrued but unpaid compensation or benefits provided under this Agreement or pursuant to any Company plan or program.

5.6    No Mitigation; Exclusive Remedies; No Offset; No Public Comment. In the event of any termination of employment under this Section 5, the Employee shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Employee under this Agreement on account of any remuneration attributable to any subsequent employment that the Employee may obtain. Notwithstanding any contrary provision contained herein, in the event of any termination of employment of the Employee, the exclusive remedies available to the Employee shall be the amounts due under this Section 5. Any amounts due under this Section 5 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. In the event of a termination of this Agreement, neither party shall publish in any way or make any negative comment or statement concerning the reasons for such termination or about the other party. The provisions of this Section 5.6 shall survive the expiration or earlier termination of this Agreement.

6.    CONDITIONS OF PAYMENT UPON TERMINATION. NO PAYMENTS OR BENEFITS PAYABLE TO THE EMPLOYEE UPON THE TERMINATION OF HIS EMPLOYMENT PURSUANT TO SECTION 5 HEREOF SHALL BE MADE TO THE EMPLOYEE:

(A)    UNLESS AND UNTIL HE EXECUTES A GENERAL RELEASE (THE “GENERAL RELEASE”) SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT “A” (AS MAY BE MODIFIED CONSISTENT WITH THE PURPOSES OF SUCH GENERAL RELEASE TO REFLECT CHANGES IN LAW FOLLOWING THE DATE HEREOF); AND

(B)    UNLESS HE COMPLIES WITH SECTION 5.6 AND SECTIONS 7 AND 8 HEREOF.

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7.    CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS.

7.1    General. The Employee understands and acknowledges that Confidential Information constitutes a valuable asset of the Company and its Affiliates, and may not be converted to the Employee’s own use. Accordingly, the Employee hereby agrees that he shall not directly or indirectly, during the Term of Employment or any time thereafter, disclose any Confidential Information to any Person not expressly authorized by the Company to receive such Confidential Information. The Employee further agrees that he shall not directly or indirectly, during the Term of Employment or any time thereafter, use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or the Employee’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement.

7.2    Required Disclosure. In the event the Employee is required by law or court order to disclose any Confidential Information, the Employee shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which requires such disclosure and, if the Company so elects, to the extent permitted by law, provide the Company an adequate opportunity, at its own expense, to contest such law or court order, prior to any such required disclosure by the Employee.

7.3    Company Property. All Confidential Information and all files, records, documents, drawings, specifications, equipment, memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies, abstracts, and summaries thereof) relating to the Company, its Affiliates or their respective customers and similar items relating to the business of the Company or its Affiliates, whether prepared by the Employee or others, and any and all copies, abstracts, and summaries thereof (collectively, “Company Property”) are and shall remain exclusively the property of the Company. Unless authorized in writing to the contrary, the Employee shall promptly, and without charge, deliver to the Company on the termination of employment hereunder, or at any other time the Company may so request, all Company Property that the Employee may then possess or have under his control.

7.4    Innovations or Inventions. The Employee shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (whether or not related to technical or commercial matters)

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that the Employee may make, discover or devise (alone or in conjunction with others) either:

(a)    in the course of normal duties (or of duties specifically assigned to the Employee);

(b)    as a result of knowledge gained during employment with the Company; or

(c)    as a result of the Employee’s use of materials, equipment or facilities of the Company.

All such items shall become the absolute property of the Company without further payment and the Employee shall satisfy all obligations in this regard by presenting the same to the Company. The Employee shall not during the Term of Employment (except in the performance of normal duties) or any time thereafter, disclose any such improvement, process, development, discovery, or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company’s sole expense), do all acts and things as the Company may reasonably require for obtaining any patent or other rights therein in the Company or as the Company may direct.

7.5    Nonassertion. The Employee agrees and covenants that he shall not, directly or indirectly, assert any rights under any inventions, discoveries, concepts or ideas or improvements thereof, or know how related thereto, as having been made or acquired by the Employee prior to the Employee being employed by the Company, or since the date of his employment and not otherwise covered by this Agreement.

8.    RESTRICTIVE COVENANTS.

8.1    General. The parties understand and agree that the purpose of the restrictive covenants contained in this Section 8 (the “Restrictive Covenants”) is to protect the goodwill and other legitimate business interests of the Company, and that the Company would not have entered into this Agreement in the absence of such restrictions. The Employee acknowledges and agrees that the Restrictive Covenants are reasonable and do not, and will not, unduly impair his ability to make a living after the termination of his employment with the Company. The provisions of this Section 8 shall survive the expiration or sooner termination of this Agreement.

8.2    Restrictions During Term of Employment and Following Employment. In consideration for this Agreement to employ the Employee and the other valuable consideration provided hereunder, the Employee agrees and

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covenants that during the Term of Employment and the Restriction Period, the Employee shall not directly or indirectly, for himself or any third party, alone or as a member of a partnership or limited liability company, or as an officer, director, shareholder or otherwise:

(a)    divert or attempt to divert any existing business of the Company or any Affiliate;

(b)    accept any position or affiliation with, or render any services on behalf of, any Competing Business; or

(c)    solicit, attempt to solicit, encourage, divert, cause or attempt to cause any employee or prospective employee of the Company or any Affiliate to terminate and/or leave the employment of the Company or any Affiliate.

8.3    Equitable Tolling.    The Restriction Period shall be tolled and extended by one month for each month or portion of each month during which Employee is in violation of any provisions contained in this Agreement. If the Company initiates legal action to enforce the restrictions and obtains an injunction against Employee, then the appropriate Restricted Period will begin to run on the date that the injunction is entered.

9.    RIGHT TO SEEK INJUNCTIVE RELIEF. In the event that the Employee breaches, or threatens to commit a breach of, any of the terms or conditions of the covenants contained in Sections 7 or 8 hereof, the Company shall, in addition to any other right or remedy available at law or in equity, have the right and remedy to enjoin, preliminarily and permanently, the Employee from breaching or threatening to breach any such covenants and to have the covenants specifically enforced by any court of competent jurisdiction in Clark County, Nevada. The Employee acknowledges and agrees that any breach or threatened breach of such covenants would cause irreparable harm to the Company, and that money damages would not provide an adequate remedy to the Company. The Employee further acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time, scope, geographic area and all other respects, and are necessary to protect the legitimate business interests of the Company. In the event that any of the provisions of the Restrictive Covenants are adjudicated to exceed the time, scope, geographic area or other limitations permitted by applicable law, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, scope, geographic area or other limitations permitted by applicable law, and that the provision otherwise be enforced to the maximum extent permitted by law. The Employee also acknowledges that the Term of Employment hereunder, the amount of salary, benefits and other consideration provided by the Company

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hereunder are, in part, provided by the Company to secure the Employee's agreement to the Restrictive Covenants. The Employee agrees to waive and hereby waives any requirement for the Company to secure any bond in connection with the obtaining of such injunction or other equitable relief.

10.    MUTUAL ARBITRATION AGREEMENT.

10.1    Arbitrable Claims. Other than disputes specifically excluded in this Section 10, all disputes between the Employee (and his attorneys, successors and assigns) and the Company (and its trustees, beneficiaries, officers, directors, managers, affiliates, employees, agents, successors, attorneys and assigns) relating in any manner whatsoever to the employment or termination of employment of the Employee, including, without limitation, all disputes arising under this Agreement (“Arbitrable Claims”), shall be resolved by binding arbitration pursuant to this Section 10 (the “Mutual Arbitration Agreement”). Arbitrable Claims shall include, but are not limited to, claims for compensation, claims for breach of any contract or covenant (express or implied), and tort claims of all kinds, as well as all claims based on any federal, state or local law, statute or regulation, but shall not include the Company’s right to seek injunctive relief as provided in Section 9 hereof. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JUDGE OR JURY IN REGARD TO ARBITRABLE CLAIMS.

10.2    Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended, and as augmented in this Agreement. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit, appeal or administrative action in any way related to an Arbitrable Claim. The initiating party must file and serve an arbitration claim within sixty (60) days of learning the facts giving rise to the alleged claim. All arbitration hearings under this Agreement shall be conducted in Las Vegas, Nevada. The Federal Arbitration Act shall govern the interpretation and enforcement of this Agreement. Each party shall bear its own attorneys’ fees and costs incurred in any such arbitration proceeding.

10.3    Confidentiality. All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the content and subject matter thereof shall not be disclosed to any persons other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and court staff.

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10.4    Applicability. This Section 10 shall apply to all disputes under this Agreement other than disputes relating to the enforcement of the Company’s rights under Sections 7 and 8 of this Agreement.

10.5    Acknowledgments. The Employee acknowledges that he:

(a)    has carefully read this Section 10;

(b)    understands its terms; and

(c)    has entered into this Mutual Arbitration Agreement voluntarily and not in reliance on any promises or representations by the Company other than those contained in the Mutual Arbitration Agreement itself.

(d)    Pursuant to Nevada Revised Statutes Sections 38.219 and 597.995, Company and Employee specifically authorize and affirmatively agree to the arbitration procedures set forth above.

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11.    SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

12.    NOTICES. All notices, demands and requests required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address given below or such changed address as such party may subsequently give notice of:

If to the Company:	Station Casinos LLC 1505 South Pavilion Center Drive Las Vegas, Nevada 89135 Attention: Matthew L. Heinhold

If to the Employee:

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13.    SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive the expiration or earlier termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 13 are in addition to the survivorship provisions of any other Section of this Agreement.

14.    ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements (including, without limitation, the Former Agreement), understandings, discussions, negotiations and undertakings between the parties, written or oral, express or implied, between the parties with respect thereto. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

15.    ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that no rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee, other than rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement. By entering into this Agreement, the Employee hereby expressly consents to any future assignment of this Agreement by the Company and hereby acknowledges that a portion of the consideration received hereunder shall be deemed to be additional, separate and independent consideration to support any such assignment of this Agreement (including, without limitation, the Restrictive Covenants) by the Company.

16.    AMENDMENT OR WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by a duly authorized officer of the Company. No waiver by the Company of any breach by the Employee of any condition or provision of this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by the Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

17.    REPRESENTATION AND WARRANTY BY EMPLOYEE. The Employee hereby represents and warrants to the Company, the same being part of the essence of this Agreement that, as of the date of this Agreement, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, which would in any way conflict with the terms of this Agreement or would restrict or prohibit the Employee in any material way from

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undertaking or performing any obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term of Employment.

18.    GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to the principles of conflict of laws thereof. In the event of any dispute or controversy arising out of or relating to this Agreement that it is not an Arbitrable Claim, the parties mutually and irrevocably consent to, and waive any objection to, the exclusive jurisdiction of any court of competent jurisdiction in Clark County, Nevada, to resolve such dispute or controversy.

19.    HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

20.    COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall deemed an original and all of which together shall constitute one and the same agreement with the same effect as if both parties hereto had signed the same signature page.

21.    CONFIDENTIALITY. The Employee shall not disclose the existence or contents of this Agreement to any person except his immediate family, accountant or attorney without the prior written consent of the Company.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

“Employee”

By: /s/ JOSEPH J. HASSON
Joseph J. Hasson

“Company”

STATION CASINOS LLC,
a Nevada limited liability company

By: /s/ RICHARD J. HASKINS
RICHARD J. HASKINS
President

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EXHIBIT “A”
GENERAL RELEASE

This GENERAL RELEASE (this “Release”) is executed and delivered by Joseph J. Hasson (the “Employee”) to STATION CASINOS LLC, a Nevada limited liability company (the “Company”).

In consideration of the agreement by the Company to provide the severance payments in Section 5 of the Employment Agreement between the Employee and the Company, dated as of this 1st day of March, 2017 (the “Employment Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee hereby agrees as follows:

1.General Release. Except as set forth in Section 4 below, the Employee, of his own free will, voluntarily releases and forever discharges the Company and its subsidiaries and affiliates, and each of their respective past and present agents, employees, managers, representatives, officers, directors, attorneys, accountants, trustees, shareholders, partners, insurers, heirs, predecessors-in-interest, advisors, successors and assigns (collectively, the “Released Parties”) from any and all past or present causes of action, suits, agreements or other rights or claims which the Employee, his dependents, relatives, heirs, executors, administrators, successors and assigns has or have against any of the Released Parties upon or by reason of any matter arising out of his employment by the Company and the cessation of said employment, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act of 1990), the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Employment Retirement Income Security Act of 1974, the Nevada Fair Employment Practices Act, the labor laws of the United States and Nevada, and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law, common or statutory, providing a cause of action that can be the subject of a release under applicable law, having any bearing whatsoever on the terms and conditions or cessation of his employment with the Company, which may have arisen, or which may arise, prior to or at the time of the execution of this Release. Nothing in this Release shall be construed to waive any claims that cannot be waived as a matter of law.
2.    Due Care. Employee expressly acknowledges and agrees that age discrimination is specifically intended to be included as a Released Action. Employee specifically intends that this Release shall include a complete release

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of claims under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. §§ 621 et seq.), as amended by the Older Workers’ Benefit Protection Act of 1990, except for any allegation that a breach of this Act occurred following the effective date of this Release. The Employee acknowledges that he has received a copy of this Release prior to its execution and has been advised hereby of his opportunity to review and consider this Release for twenty-one (21) days prior to its execution. The Employee further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Release. The Employee is entering into this Release having freely and knowingly elected, after due consideration, to execute this Release and to fulfill the promises set forth herein. This Release shall be revocable by the Employee during the seven (7) day period following its execution, and shall not become effective or enforceable until the expiration of such seven (7) day period. In the event of such a revocation, the Employee shall not be entitled to the consideration for this Release set forth above.
3.    Company Property. All Confidential Information and Company Property (as those terms are defined in the Employment Agreement), which means all nonpublic information respecting the business of the Company or any Affiliate, including, without limitation, its products, programs, projects, promotions, marketing, business plans or practices, business operations, employees, research and development, intellectual property, accounting, and financing, and all files, records, documents, drawings, specifications, equipment, memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies, abstracts, and summaries thereof) relating to the Company, its Affiliates or their respective customers and employees and similar items relating to the business of the Company or its Affiliates, whether prepared by the Employee or others, and any and all copies, abstracts, and summaries thereof shall promptly, and without charge, be delivered to the Company within seven (7) days following the execution of this Release.
4.    Administrative Actions.    This Release does not prohibit Employee from filing a charge or participating in any Investigation or proceeding conducted by the EEOC, NLRB, or a comparable federal, state or local agency. These agencies have the authority to carry out their statutory duties by investigating the charge, issuing a determination, filing a lawsuit in federal or state court in their own name, or taking any other action authorized under these statutes. However, Employee agrees to waive Employee’s right to recover monetary damages or any other individual relief in connection with any charge, compliant or lawsuit filed by Employee or anyone else on Employee’s behalf related to the matters released in this Release.

	Employee's Initials:	JH
	Company's Initials:	RJH

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5.    Reliance By The Employee; Representations. The Employee acknowledges that, in his decision to enter into this Release, he has not relied on any representations, promises or arrangement of any kind, including oral statements by representatives of the Company, except as set forth in this Release. The Employee declares and represents that he intends this release to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and the Employee intends the release herein to be final and complete. The Employee executes this Release with the full knowledge that this Release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

6.    Miscellaneous. Except as otherwise provided in Section 4, unless required by law, the Employee shall not disclose the existence or contents of this Release to anyone other than his immediate family, accountants or attorneys, and the Employee shall instruct such third parties not to disclose the same. This Release shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada without reference to the principles of conflict of laws thereof. If any provision of this Release is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included.

	Employee's Initials:	JH
	Company's Initials:	RJH

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This GENERAL RELEASE is executed by the Employee and delivered to the Company on ______________, 201_.

“Employee”

By:
Joseph J. Hasson

State of ___________        )
) ss:
County of _________        )

On this _____ day of ________________, 201_, before me, a Notary Public of the State of __________, personally appeared Joseph J. Hasson and known to me to be the person described and who executed the foregoing Release and did then and there acknowledge to me that he voluntarily executed the same.

NOTARY PUBLIC

(Stamp)

[Not to be signed upon execution of Employment Agreement]

	Employee's Initials:	JH
	Company's Initials:	RJH

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